Exhibit 4.1

SUPPLEMENTAL REGISTRATION RIGHTS AGREEMENT

THIS SUPPLEMENTAL REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is entered into as of May 24, 2004 by and among THE MILLS CORPORATION, a Delaware corporation (the “Company”), and WARD W. WOODS (the “Holder”).

RECITALS

WHEREAS, the Company, The Mills Limited Partnership, a Delaware limited partnership of which the Company is the sole general partner (the “Partnership”), the Holder and Nebris Corporation, a Delaware corporation that is wholly owned by the Holder (“Nebris” and together with the Holder, the “Original Holders”) are parties to that certain Purchase Agreement, dated as of March 26, 2003, pursuant to which the Partnership sold an aggregate of 400,000 preferred units of limited partnership interests in the Partnership (the “Series D Preferred Units”) to the Original Holders;

WHEREAS, pursuant to the terms of the Amended and Restated Agreement of Limited Partnership of the Partnership (such agreement, as amended from time to time, is referred to herein as the “Partnership Agreement”), and subject to the limitations contained therein, the Original Holders have the right to exchange the Series D Preferred Units for shares of a new series of preferred stock of the Company with substantially similar economic terms as the Series D Preferred Units (the “Series D Preferred Stock”) (such exchange is referred to herein as the “Exchange”);

WHEREAS, the Company and the Original Holders entered into a Registration Rights Agreement, dated March 26, 2003 (the “Prior Rights Agreement”), providing certain registration rights with respect to the Series D Preferred Stock that may be issued in connection with the Exchange (the “Shares”);

WHEREAS, on September 30, 2003, the Company filed a Registration Statement (as defined below) on Form S-3 with the SEC (as defined below) pursuant to the Prior Registration Agreement;

WHEREAS, the Company had informed the Original Holders that the SEC will not permit the registration of the initial issuance of the Shares in connection with the Exchange as contemplated by the Prior Rights Agreement and the Registration Statement and thus the Company is unable to comply with its obligations to the Original Holders under the Prior Rights Agreement;

WHEREAS, in response to the SEC’s comments, and based on discussions with the Holder, the Company filed an Amendment No. 1 to the Registration Statement with the SEC on December 22, 2003 to register the resale of the Registrable Securities;

WHEREAS, on January 9, 2004, the SEC declared the Registration Statement effective and the Company filed the final prospectus of which the Registration Statement comprises a part pursuant to Rule 424 of the Securities Act;

WHEREAS, effective January 1, 2004, Nebris transferred all Series D Preferred Units that it owned to the Holder and the Holder currently is the sole holder of the Series D Preferred Units; and

WHEREAS, the Company and the Holder have agreed to enter into this Agreement to grant to the Holder additional registration rights with respect to the Shares, which the Company may satisfy in lieu of the Holder’s registration rights under the Prior Rights Agreement.

NOW, THEREFORE, the parties mutually agree as follows:

ARTICLE 1

General

1.1                               Definitions.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Registrable Securities” means (i) the Shares; and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares.  Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction.

“Registration Statement” shall mean the registration statement filed by the Company and declared effective by the SEC as set forth above, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statement.

“SEC” means the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

ARTICLE 2

Registration

2.1                               Registration Procedures and Expenses.  The Company shall:

(a)                                  prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective until termination of such obligation as provided in Section 2.2 below;

(b)                                  furnish to the Holder (and to each underwriter, if any, of such Registrable Securities) such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as the Holders may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Holder; provided, however, that the Company’s obligation pursuant to this section may be satisfied by the electronic delivery of the final prospectus;

(c)                                  file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Securities in such states of the United States as may be reasonably requested by each Holder; provided, however, that the Company shall not be required in connection with this paragraph (c) to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Agreement, (ii) execute a general consent to service of process in any jurisdiction, or (iii) take any action that would cause it to become subject to any taxation in any jurisdiction where it would not otherwise be subject to such taxation;

(d)                                  advise the Holder promptly:

(i)                                    of the effectiveness of any post-effective amendments to the Registration Statement;

(ii)                                of any request by the SEC for amendments to the Registration Statement or amendments to the prospectus or for additional information relating thereto;

(iii)                            of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

(iv)                               of the existence of any fact and the happening of any event, of which the Company has knowledge, that makes any statement of a material fact made in the Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Registration Statement or the prospectus in order to make the statements therein not misleading; and

(e)                                  bear all expenses in connection with the procedures in paragraphs (a) through (d) of this Section 2.1 and the registration of the Registrable Securities on such Registration Statement and the satisfaction of the blue sky laws of any state, as applicable.

2.2                               Termination of Obligations.  The obligations of the Company pursuant to Section 2.1 hereof shall cease and terminate upon the earlier to occur of (a) such time as all of the Registrable Securities have been resold, or (b) such time as all of the Registrable Securities may be resold in a three-month period pursuant to Rule 144.

2.3                               Reporting Requirements.  With a view to making available the benefits of certain rules and regulations of the Securities Act that may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration statement on Form S-3, the Company agrees to use commercially reasonable efforts to:

(a)                                  make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act; and

(b)                                  file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

2.4                               Suspension of Registration Statement.  Notwithstanding Section 2.1 hereof, the Company shall be entitled to suspend the offering under the Registration Statement, if (i) the Company is contemplating an underwritten offering of equity securities, or (ii) the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which underwritten offering, negotiation, consummation or event would require additional disclosure by the Company in the Registration Statement of material information which the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement might cause the Registration Statement to fail to comply with applicable disclosure requirements; provided, however, that the Company may not suspend or withdraw the Registration Statement for more than ninety (90) days at any one time, or more than twice in any twelve (12) month period.  Upon receipt of any notice from the

Company of the happening of any event during the period the Registration Statement is effective that is of a type specified in the preceding sentence or as a result of which the Registration Statement or related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus) not misleading, the Holder agrees that (a) it will not sell any Registrable Securities pursuant to the Registration Statement until the Holder receives a notice from the Company that the misstatement(s) or omission(s) referred to above have been corrected and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company, and (b) the Holder will maintain the confidentiality of any information included in the notice delivered by the Company.

ARTICLE 3

Miscellaneous

3.1                               Integration, Amendment. This Agreement and the Prior Rights Agreement together constitute the entire agreement among the parties hereto with respect to the matters set forth herein and supersede and render of no force and effect any other prior oral or written agreements, commitments and understandings among the parties with respect to the matters set forth herein. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto.

3.2                               Waivers. No waiver by a party hereto shall be effective unless made in a written instrument duly executed by all of the parties and only to the extent set forth in such instrument. Neither the waiver by the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

3.3                               Assignment, Successors and Assigns. This Agreement and the rights granted hereunder may not be assigned by the Holder without the written consent of the Company; provided, however, that the Holder may assign its rights and obligations hereunder, following at least ten (10) days prior written notice to the Company, to a permitted transferee in connection with a transfer of all (but not less than all) of the Holder’s Series D Preferred Units in accordance with the terms of the Partnership Agreement (and subject to restrictions on transfers set forth in the Partnership Agreement relating to the Series D Preferred Units), if such transferee agrees in writing to be bound by all of the provisions hereof. This Agreement shall inure to the benefit of and be binding upon all of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and permitted assigns.

3.4                               Notices. All notices called for under this Agreement shall be in writing and shall be deemed given upon receipt if delivered personally or by facsimile transmission and followed promptly by mail, or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth on the signature page hereto, or to any other address or addressee as any party entitled to receive notice under this Agreement shall designate, from time to time, to others in the manner provided in this Section 3.4 for the service of notices; provided, however, that notices of a change of address shall be effective only upon receipt thereof. Any notice delivered to the party hereto to whom it is addressed shall be deemed to have been given and received on the day it was received; provided, however, that if such day is not a Business Day, then the notice shall be deemed to have been given and received on the Business Day next following such day and if any party rejects delivery of any notice attempted to be given hereunder, delivery shall be deemed given on the date of such rejection. Any notice sent by facsimile transmission shall be deemed to have been given and received on the Business Day next following the transmission. As used in this Agreement, a “Business Day” is any Monday, Tuesday, Wednesday, Thursday or Friday other than a day on which banks and other financial institutions are authorized or required to be closed for business in the State of New York.

3.5                               Specific Performance. The parties hereto acknowledge that the obligations undertaken by them hereunder are unique and that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to (a) compel specific performance of the obligations, covenants and agreements of any other party under this Agreement in accordance with the terms and conditions of this Agreement and (b) obtain preliminary injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement in any court of the United States or any State thereof having jurisdiction.

3.6                               Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, but not including the choice of law rules thereof.

3.7                               Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

3.8                               Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

3.9                               Execution in Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement.

3.10                        Severability. If fulfillment of any provision of this Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

The parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

THE MILLS CORPORATION

By:	/s/ KENNETH R. PARENT
Name:	Kenneth R. Parent
Title:	Chief Operating Officer

Address/Notice To:

1300 Wilson Boulevard
Suite 400
Arlington, VA 2209
Attention: Thomas E. Frost, Esq.
Fax: (703) 526-5198

with a copy to:

Hogan & Hartson L.L.P.
555 Thirteenth Street, N.W.
Washington, DC 20004-1109
Attention: Bruce W. Gilchrist, Esq.
Fax: (202) 637-5190

The parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

/s/ WARD W. WOODS
WARD W. WOODS

Address/Notice To:

Ward M. Woods
c/o Bessemer Securities
630 Fifth Avenue
New York, New York 10011

with a copy to:

Myron G. Sugarman
Cooley Godward LLP
One Maritime Plaza, Floor 20
San Francisco, California 94111-3580